Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Acquisition of RTD

Hampton, VA, October 1, 2012 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announced the acquisition of the assets of Resistance Temperature Detector Company, Inc. (“RTD”) and its parent company Cambridge Technologies, Inc. (collectively with RTD, the “Sellers”), a designer and manufacturer of temperature sensors and probes. The transaction closed October 1, 2012.

Frank Guidone, Company CEO commented, “RTD is a great company, and a terrific add to our temperature portfolio. RTD has tremendous presence in the motor/generator market, and services all of the major OEMs in that space. They also produce custom temperature sensors for the factory automation, medical and general industrial markets. We believe the addition of their blue chip customer base, along with our global footprint and low cost manufacturing capability, is a strong combination with both operational and strategic synergies.”

The Company paid $17.3 million to the Sellers in cash at closing. Additionally, RTD can earn up to an additional $1.5 million if certain sales performance goals are achieved. The Company expects the transaction to add approximately $15 million in annual net sales and approximately $3.0 million in annual EBITDA.

Jim Sulciner, RTD President and CEO commented, “RTD Company is thrilled to be a part of MEAS as it will expand our worldwide capabilities in manufacturing, sourcing and sales.”

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com